EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard, Richard L. Manetta and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities Act of 1933 of certain securities in connection with The Dow Chemical Company 2003 Non-Employee Directors' Stock Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.
SIGNATURE	TITLE	DATE
/S/ A.A. Allemang A.A. Allemang	Director and Executive Vice President	May 8, 2003
/S/ J.J. Barton J.K. Barton	Director	May 8, 2003
/S/ F.H. Brod F.H. Brod	Vice President and Controller (Principal Accounting Officer)	May 1, 2003
/S/ A.J. Carbone A.J. Carbone	Director and Vice Chairman of the Board	May 8, 2003
/S/ J.M. Cook J.M. Cook	Director	May 8, 2003
/S/ J.C. Danforth J.C. Danforth	Director	May 8, 2003
/S/ W.D. Davis W.D. Davis	Director	May 8, 2003
/S/ B.H. Franklin B.H. Franklin	Director	May 8, 2003
/S/ K.R. McKENNON K.R. McKennon	Director	May 8, 2003
/S/ J.P. Reinhard J.P. Reinhard	Director, Executive Vice president and Chief Financial Officer	May 8, 2003
/S/ H.T. Shapiro H.T. Shapiro	Presiding Director	May 8, 2003
/S/W.S.Stavropoulos W.S. Stavropoulos	Director, Chairman of the Board, President and Chief Executive Officer	May 8, 2003
/S/ P.G. Stern P.G. Stern	Director	May 8, 2003
/S/J.M. Ringler J.M. Ringler	Director	May 8, 2003